UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2004

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-28298	94-3154463
(Commission File No.)	(IRS Employer Identification No.)

3031 Research Drive
Richmond, California 94806
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 222-9700

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 99.1

ITEM 5. OTHER EVENTS

          On February 2, 2004 Onyx Pharmaceuticals, Inc., or the Company, entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Piper Jaffray & Co., SG Cowen Securities Corporation and Leerink Swann & Company, together the Underwriters, relating to the sale of 4,637,000 shares of the Company’s common stock to the Underwriters at a price of $33.75 per share. The Underwriters have been granted a 30-day option to purchase up to an additional 695,550 shares of common stock from the Company. The offering of the common stock will be made by means of a prospectus, consisting of a prospectus supplement and a base prospectus, which has been filed with the Securities and Exchange Commission. The press release issued by the Company dated February 3, 2004, titled “Onyx Announces Pricing of Common Stock in Public Offering,” is attached hereto as Exhibit 99.1 and is herein incorporated by reference.

          Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at the Company’s Internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

          Attached as Exhibit 1.1 to this Current Report on Form 8-K is the Underwriting Agreement by and among the Company and the Underwriters, dated February 2, 2004. Attached as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Cooley Godward LLP relating to the validity of the shares to be issued in the offering.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement by and among Onyx Pharmaceuticals, Inc., Morgan Stanley & Co. Incorporated, Piper Jaffray & Co., SG Cowen Securities Corporation and Leerink Swann & Company, dated February 2, 2004.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1)
99.1	Press Release titled “Onyx Announces Pricing of Common Stock in Public Offering,” dated February 3, 2004

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
(Registrant)

Dated: February 3, 2004
	By:	/s/ Marilyn E. Wortzman

Marilyn E. Wortzman
Vice President, Finance

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement by and among Onyx Pharmaceuticals, Inc., Morgan Stanley & Co. Incorporated, Piper Jaffray & Co., SG Cowen Securities Corporation and Leerink Swann & Company, dated February 2, 2004.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1)
99.1	Press Release titled “Onyx Announces Pricing of Common Stock in Public Offering,” dated February 3, 2004